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                                                                   EXHIBIT 23.11
                                                                   -------------

                        Consent Of Independent Auditors

     We consent to the reference to our firm under the caption "Experts" and to the incorporation by reference in this Registration Statement on Form S-4 and related Prospectus of Eastern Environmental Services, Inc., of our reports dated August 21, 1998, with respect to the audited financial statements of All Waste Systems, Inc. and Affiliated Companies and Ulster Sanitation, Inc. and Affiliated Companies included in Eastern Environmental Services, Inc.'s Current Report on Form 8-K dated September 22, 1998, filed with the Securities and Exchange Commission.


Rockville Centre, New York             /s/ Christopher Rayner & Associates
September 30, 1998